Exhibit 4.5

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 9.05 OF THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07 OF THE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY).

QUALCOMM INCORPORATED

5.000% NOTES DUE 2035

No. R-

$

ISIN US747525BW29

CUSIP 747525 BW2

QUALCOMM INCORPORATED, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum as set forth in the attached Schedule of Increases and Decreases, at the office or agency of the Company in the Borough of Manhattan, The City and State of New York, or any other office or agency designated by the Company for that purpose, on May 20, 2035, in such coin or currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest semi-annually in arrears on May 20 and November 20 of each year, commencing on November 20, 2025, on said principal sum at said office or agency, in like coin or currency, at a rate of 5.000% per annum. Interest on this Security will accrue from the most recent date from which interest has been paid, or if no interest has been paid, from May 21, 2025 until payment of said principal sum has been made or duly provided for. The interest so payable on May 20 and November 20 will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Security is registered at the close of business on the May 1 or November 1 preceding such May 20 and November 20, respectively, unless the Company shall default in the payment of interest due on such interest payment date, in which case such defaulted interest, at the option of the Company, may be paid to the person in whose name this Security is registered at the close of business on a special record date for the payment of such defaulted interest established by notice to the registered holders of this Security not less than 30 days preceding such special record date or may be paid in any other lawful manner. Interest on this Security will be computed on the basis of a 360-day year comprised of twelve 30-day months.

If any interest payment date, the maturity date or any earlier required repurchase date upon a designated event falls on a day that is not a business day, the required payment will be made on the next succeeding business day and no interest on such payment will accrue in respect of the delay. The term “business day” means any day, other than a Saturday or Sunday, which is not a day on which banking institutions in the City of New York are authorized or required by law or executive order to close.

Reference is made to the further provisions of this Security set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof or an authenticating agent appointed by the Company, by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed and delivered.

Dated: May 21, 2025

QUALCOMM Incorporated

By:
Name:	Taylor Cabaniss
Title:	Vice President and Treasurer

[Signature Page to 5.000% Note due 2035 (R- )]

This is one of the securities designated therein referred to in the within mentioned Indenture.

Dated: May 21, 2025

U.S. Bank Trust Company, National Association, as Trustee and Authenticating Agent

By:
Authorized Signatory

[Signature Page to 5.000% Note due 2035 (R- )]

REVERSE OF SECURITY

1.	Securities.

This security (herein called the “Security”) is one of a duly authorized issue of securities of the Company , issued and to be issued in one or more series, pursuant to the Indenture dated as of May 20, 2015 (the “Indenture”) between the Company and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as Trustee (herein called the “Trustee,” which term includes any successor Trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, and the Holders and of the terms upon which this Security is, and is to be, authenticated and delivered. This Security is one of the series designated on the face hereof as “5.000% Notes due 2035,” issued in an initial aggregate principal amount of $600,000,000. This Security will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

2.             This Security is subject to the covenants contained in the Indenture and certain additional covenants contained in the Officers’ Certificate dated May 21, 2025.

3.	No Sinking Fund

This Security will not be entitled to the benefit of any sinking fund.

4.	Optional Redemption.

Prior to February 20, 2035 (the “Par Call Date”), this Security is subject to redemption at the option of the Company, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (1)(a) the sum of the present values of the remaining scheduled payments of principal and interest hereon discounted to the redemption date (assuming this Security matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points, less (b) interest accrued to the date of redemption; and (2) 100% of the principal amount of the Securities to be redeemed; plus, in either case, accrued and unpaid interest thereon to, but not including, the redemption date. On or after the Par Call Date, this Security is subject to redemption, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Securities being redeemed, plus accrued and unpaid interest thereon to, but not including, the redemption date. The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices, expressed as a percentage of principal amount, at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

5.	Selection and Notice of Redemption.

(a)    In the case of a partial redemption of this Security, selection of the Securities for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No Securities of a principal amount of $2,000 or less will be redeemed in part. If this Security is to be redeemed in part only, the notice of redemption that relates to this Security will state the portion of the principal amount of this Security to be redeemed. A new Security in a principal amount equal to the unredeemed portion of the Security will be issued in the name of the holder of the note upon surrender for cancellation of the original Security. For so long as this Security is held by DTC (or another depositary), the redemption of this Security shall be done in accordance with the policies and procedures of the depositary.

(b)   Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of Securities to be redeemed with a copy to the Trustee. Notices of redemption may be conditional.

6.	Acceleration Upon Event of Default.

The Events of Default for this Security are as specified in the Indenture.

7.	Amendment and Modification.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of outstanding securities of any series and affected by such modification or amendment (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, such securities).

8.	No Impairment of Obligation to Pay or Right to Convert.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed or to convert this Security as provided in the Indenture.

9.	Transfer and Exchange.

As provided in the Indenture and subject to certain limitations set forth therein, this Security shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar with a request to register a transfer, the Registrar will register the transfer as requested if the requirements of the Indenture are satisfied. When this Security is presented to the Registrar with a request to exchange them for an equal principal amount of securities of other denominations, the Registrar shall make the exchange as requested if the requirements of the Indenture are met. To permit registration of transfers and exchanges, the Company will execute and the Trustee will authenticate securities at the Registrar’s request.

10.	No Service Charge.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment by the Holder of a sum sufficient to pay all taxes, assessments or other governmental charges in connection therewith.

11.	Treatment as Owner.

The registered holder of this Security will be treated as the owner of it for all purposes.

12.	Payment of Interest.

The Company shall pay the principal of and interest on this Security in immediately available funds to Cede & Co., or its respective nominees, as the case may be, as the registered holder of this Security

13.	No Liability.

No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability (except in the case of bad faith or willful misconduct) for any obligations of the Company under this Security or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting this Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of this Security.

14.	Governing Law.

THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SCHEDULE OF INCREASES OR DECREASES

The initial principal amount of this Global Security is $            . The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian